UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2006

BRADLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-31680	22-2581418
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

383 Route 46 West, Fairfield, New Jersey		07004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2006, Bradley Pharmaceuticals, Inc. issued a press release announcing that Mrs. Iris Glassman and Dr. Alan Wolin, two of the Company’s current directors, will not stand for re-election to the Board of Directors and are retiring from the position of the Company’s Treasurer and the Company’s Secretary, respectively, following the Company’s rescheduled 2006 Annual Meeting of Stockholders to be held on October 26, 2006.  Mrs. Glassman and Dr. Wolin did not have any disagreements with the Company.  A copy of the related press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On August 29, 2006, the Company issued a press release announcing the nomination for election by the holders of the Company’s common stock of Robert S. Whitehead and Thomas P. Stagnaro to the Company’s Board of Directors at the Company’s rescheduled 2006 Annual Meeting of Stockholders.

In addition to the two new director nominees, the Company’s third nominee for election by the holders of common stock at the annual meeting is William J. Murphy, CPA.  Mr. Murphy has served as a director of the Company since February 2006 and Chairman of the Company’s Audit Committee since July 2006.

The Company’s nominees for election at its annual meeting by the holders of class B common stock are Daniel Glassman, who has served as Chairman of the Board and Chief Executive Officer since the Company’s inception in January 1985; Andre Fedida, M.D., who has served as a director since May 2002; Leonard S. Jacob, M.D., Ph.D., who has served as a director and as Chairman of the Nominating and Corporate Governance Committee since February 2006; Michael Fedida, R.Ph., who has served as a director since April 2004 and as Chairman of the Compensation Committee since November 2004; and Steven Kriegsman, who has served as a director since June 2003 and chaired the Audit Committee from November 2004 through June 2006.

See Item 5.02 (b) above, which is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description
99.1	Press release dated August 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA
Chief Financial Officer and Vice President

Dated:  August 29, 2006

EXHIBIT INDEX

Number	Description
99.1	Press release dated August 29, 2006.